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                                                                                                EXHIBIT 11
                                                                                                ----------


                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                      EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE



                                                                         Years ended December 31
                                                                ------------------------------------------
                                                                        1998           1997           1996
                                                                     -------        -------        -------
Income (loss) from continuing operations
    before extraordinary item (in millions)....................      $   407        $   302        $   (46)
  Add: Interest, net of tax and profit sharing effect,
           on convertible debentures assumed converted.........           --             --             --
                                                                     -------        -------        -------
Adjusted income (loss) from continuing operations
    before extraordinary item..................................          407            302            (46)
Discontinued operations:
  Income from operations.......................................           --             52            109
  Gain on sale.................................................           --          1,473             --
Extraordinary item.............................................           --            (22)            --
                                                                     -------        -------        -------
Adjusted net income............................................      $   407        $ 1,805        $    63
                                                                     =======        =======        =======


Diluted earnings (loss) per common and dilutive potential
  common share:
Weighted average common shares outstanding (in thousands)......      390,495        385,141        379,388
  Weighted average dilutive potential common shares:
    Stock option and compensation plans........................       10,434          9,319             --
    Convertible debentures.....................................           --          3,267             --
                                                                     -------        -------        -------
Weighted average common and dilutive potential common shares...      400,929        397,727        379,388
                                                                     =======        =======        =======

Diluted earnings (loss) per common share:
  Income (loss) from continuing operations
      before extraordinary item................................      $  1.02       $    .76        $  (.12)
  Discontinued operations:
    Income from operations.....................................           --            .13            .29
    Gain on sale...............................................           --           3.70             --
  Extraordinary item...........................................           --           (.05)            --
                                                                     -------        -------        -------
  Net income...................................................      $  1.02        $  4.54        $   .17
                                                                     =======        =======        =======


Basic earnings (loss) per common share:
Weighted average common shares outstanding (in thousands)......      390,495        385,141        379,388
                                                                     =======        =======        =======

Basic earnings (loss) per common share:
  Income (loss) from continuing operations
      before extraordinary item................................      $  1.04        $   .78        $  (.12)
  Discontinued operations:
    Income from operations.....................................           --            .14            .29
    Gain on sale...............................................           --           3.82             --
  Extraordinary item...........................................           --           (.05)            --
                                                                     -------        -------        -------
  Net income...................................................      $  1.04        $  4.69     $      .17
                                                                     =======        =======        =======


The earnings per common share computation for 1996 excludes 4.8 million shares for stock options/compensation plans and 5.0 million shares for convertible debentures because their effect would have been antidilutive.
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